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                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into as of __________, 1996 by Ascent Entertainment Group, Inc. ("Ascent"), On Command Corporation ("OCC"), Gary Wilson Partners ("Gary Wilson Partners"), and the Official Creditors' Committee (the "Creditors Committee") for SpectraVision, Inc. ("SpectraVision"), Spectradyne, Inc. ("Spectradyne"), and the other domestic subsidiaries of SpectraVision. This Agreement shall become effective at the Effective Time (as hereinafter defined) under the Agreement and Plan of Merger (as hereinafter defined) and the other agreements to be entered into on the date thereof.

                                 R E C I T A L S

         A. Pursuant to an Agreement and Plan of Merger, dated as of August 13, 1996 (the "Merger Agreement"), by and among Ascent, OCC, On Command Merger Corporation ("Merger Sub") and On Command Video Corporation ("OCV"), Merger Sub will merge with and into OCV, with OCV as the surviving corporation and each share of OCV Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of OCV Common Stock held by OCV or by its direct or indirect subsidiaries and shares held by any dissenting stockholders), will be converted into the right to receive: (i) approximately 2.84 shares of OCC Common Stock, (ii) such additional number of shares of Reserved Stock (as defined in the Merger Agreement), if any, to which holders of OCV Common Stock may be entitled and (iii) Series A warrants to purchase, on a cashless basis, up to 18.61% of a share of OCC Common Stock (the "Series A Warrants").

         B. Pursuant to an Acquisition Agreement, dated as of August 13, 1996 (the "Acquisition Agreement"), by and among OCC, Ascent, SpectraVision and the Creditors' Committee, OCC will purchase all of the capital stock of Spectradyne. As consideration for the capital stock of Spectradyne, OCC will issue to the creditors of SpectraVision and its domestic subsidiaries, including Spectradyne (collectively, the "Creditors"), or an agent on their behalf: (i) an aggregate of 8,250,000 shares of OCC Common Stock, less the aggregate amount of Reserved Stock and (ii) Series B warrants to purchase for cash an aggregate of 2,625,000 shares of OCC Common Stock (the "Series B Warrants").

         C. Pursuant to a letter agreement, dated April 19, 1996 (the "GWP Agreement") between Ascent and Gary Wilson Partners, Gary Wilson Partners is entitled to receive Series C warrants to purchase 9.2% of the OCC Common Stock that is issued and outstanding after exercise of all of the Warrants (the "Series C Warrant").

         D. Pursuant to the Merger Agreement, the Acquisition Agreement and the GWP Agreement, any person owning 10% or more of the OCV Common Stock prior to the Effective Time, Gary Wilson Partners and any other person that receives 10% or more of the OCC Common Stock issuable upon consummation of the transactions contemplated by the Merger Agreement and the Acquisition Agreement, including shares issuable upon conversion of the Warrants (collectively, the "Holders")
are entitled to certain registration rights set forth herein.
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         In consideration of the agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1  Definitions.  For purposes of this Agreement:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Actions" shall have the meaning set forth in Section 2.6(a) of this Agreement.

         "Advice" shall have the meaning set forth in Section 2.3(c) of this Agreement.

         "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with its terms.

         "Acquisition Agreement" shall have the meaning set forth in the second recital of this Agreement.

         "Ascent" shall have the meaning set forth in the preamble of this Agreement.

         "Closing Date" shall have the meaning set forth in the Merger
Agreement.

         "Commission" shall have the meaning set forth in Section 2.1 of this Agreement.

         "Controlling Person" shall have the meaning set forth in Section 2.6(a) of this Agreement.

         "Demand Registration" shall have the meaning set forth in Section 2.2(a) of this Agreement.

         "Demanding Party" shall mean a person asserting the rights set forth in
Section 2.2(a) of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning set forth in Section 2.6(a) of this Agreement.

         "Gary Wilson Partners" shall have the meaning set forth in the preamble of this Agreement.

         "GWP Agreement" shall have the meaning set forth in third recital of this Agreement.

         "Holders" shall have the meaning set forth in the fourth recital of this Agreement.

         "Indemnified Holder" shall have the meaning set forth in Section 2.6(a) of this Agreement.

         "Indemnified Issuer" shall have the meaning set forth in Section 2.6(c) of this Agreement.

         "Liabilities" shall have the meaning set forth in Section 2.6(a) of this Agreement.


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         "Notice" shall have the meaning set forth in Section 2.2(b) of this
Agreement.

         "OCC" shall have the meaning set forth in the preamble of this Agreement.

         "OCC Certificate" shall mean the Amended and Restated Certificate of Incorporation of OCC.

         "OCC Shares" shall mean, collectively, (i) the shares of OCC Common Stock received by the Holders pursuant to the Acquisition Agreement and the Merger Agreement, (ii) the Series A Warrant Shares, (iii) the Series B Warrant Shares and (iv) the Series C Warrant Shares.

         "Piggyback Registration" shall have the meaning set forth in Section 2.1(a) of this Agreement.

         "Prospectus" shall mean any prospectus contained in a Registration Statement.

         "Registrable Securities" shall mean OCC Shares or Warrants, but with respect to any Share or Warrant, only until (i) such Share or Warrant has been effectively registered under the Act and disposed of in accordance with the Registration Statement covering it, (ii) such Share or Warrant has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act and the legend on the certificate which explains that the certificate represents a Share of a restricted security has been removed from the certificate representing such Share or (iii) such Warrant has expired.

         "Registration" shall mean any Piggyback Registration or Demand Registration pursuant to Section 2.1 or 2.2 of this Agreement, respectively.

         "Registration Statement" shall mean a registration statement or statements relating to the applicable Registration on any appropriate form under the Act.

         "Series A Warrant Shares" shall mean shares of OCC Common Stock issuable upon exercise of the Series A Warrants in accordance with the terms of the Series A Warrants.

         "Series B Warrant Shares" shall mean shares of OCC Common Stock issuable upon exercise of the Series B Warrants in accordance with the terms of the Series B Warrants.

         "Series C Warrant Shares" shall mean shares of OCC Common Stock issuable upon exercise of the Series C Warrant in accordance with the terms of the Series C Warrant.

         "Stockholder" shall mean any person who has or hereafter acquires shares of Common Stock of OCC.

         "Warrants" shall mean the Series A Warrants, the Series B Warrants and the Series C Warrant.

                                   ARTICLE II

                               REGISTRATION RIGHTS


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         Section 2.1       Piggyback Registration Rights.

         (a) Whenever OCC proposes to (i) register any shares of OCC Common Stock (or securities convertible into or exchangeable for, or options to acquire, Common Stock) with the Securities and Exchange Commission (the "Commission") under the Act (a "Registration") and the form to be used, if any, in connection with such Registration may be used for the Registration of the Registrable Securities under the Act (a "Piggyback Registration"), OCC will give written notice to all Holders holding Registrable Securities, at least 30 days prior to the anticipated filing date of its intention to effect such Registration, which notice will specify the proposed offering price (or the method proposed to be used to determine the offering price), the kind and number of securities proposed to be issued in connection with such Registration, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to Section 2.1(b) below, include in such Piggyback Registration all Registrable Securities with respect to which OCC has received written requests for inclusion therein within 20 days after delivery of OCC's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for inclusion in such Registration has been received will be included by OCC and offered to the public in a Piggyback Registration pursuant to this Section 2.1 on terms and conditions at least as favorable as those applicable to the Registration of shares of OCC Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) to be sold by OCC and by any other person selling under such Piggyback Registration.

         Notwithstanding the foregoing, if at any time after giving written notice of its intention to effect a Registration and before the effectiveness of any Registration Statement filed in connection with such Registration, OCC determines for any reason either not to effect such Registration or to delay such Registration, OCC may, at its election, by delivery of a written notice to each Holder, (i) in the case of a determination not to effect such Registration, relieve itself of its obligation to include the Registrable Securities in connection with such Registration, or (ii) in the case of a determination to delay such Registration, delay the inclusion of such Registrable Securities for the same period as the delay in the Registration of such other OCC Common Stock. Each Holder requesting inclusion of its Registrable Securities in a Registration pursuant to this Section 2.1(a) may, at any time before the effective date of the Registration Statement relating to such Registration, revoke such request by delivering written notice of such revocation to OCC (which notice shall be effective only upon receipt by OCC); provided, however, that if OCC, in consultation with its financial and legal advisors, determines that such revocation would materially delay or have an adverse effect on the success of, the Registration, as the case may be, or otherwise require a recirculation of the Prospectus contained in any Registration Statement, then such holder shall have no right to so revoke its request.

         (b) If in any Piggyback Registration the managing underwriter or underwriters, if any, advise OCC that in its or their opinion or, in the case of a Piggyback Registration not being underwritten, OCC shall reasonably determine (and notify the holders of Registrable Securities of such determination) after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such Registration will have an adverse effect on the success of such offering (including, without limitation, an impact on the selling price or the number of OCC Shares that any participant may sell), OCC will include in such Registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or OCC, as the case may be, can be sold in the following order: (i) first, the shares OCC proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration by the Holders. To the extent that the privilege of including


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Registrable Securities in any Piggyback Registration must be allocated among the
Holders pursuant to the foregoing sentence, the allocation shall be made pro rata based on the number of Registrable Securities that each such participant shall have requested to include therein.

         (c) If any Piggyback Registration is an underwritten offering, OCC shall select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

         Section 2.2       Demand Registration Rights.

         (a) Each Holder shall have the right once during any twelve-month period to make a written request of OCC for a registration with the Commission under and in accordance with the provisions of the Act of all or part of its Registrable Securities (a "Demand Registration"); provided, that (i) OCC need not effect a Demand Registration if (A) such Demand Registration fails to include at least $10,000,000 in aggregate fair market value of the Registrable Securities or (B) such Demand Registration would require an audit of OCC's financial statements for a period as of a date other than its fiscal year end and the Demanding Party fails to agree to bear responsibility for the expenses of such an audit, (ii) OCC may, if a majority of the Board of Directors determines in the exercise of their good faith judgment that compliance with the disclosure obligations necessary to effect such Demand Registration at such time would have an adverse effect on OCC, defer such Demand Registration for a single period not to exceed 180 days, and (iii) if OCC has undertaken a Registration within the six months preceding the receipt by OCC of the request for the Demand Registration, commencement of such Demand Registration may, at OCC's option, be delayed until at least six months have elapsed from the date of effectiveness of such Registration.

         (b) Within 20 business days after receipt of the request for any Demand Registration under Section 2.2(a), OCC shall send written notice (the "Notice") of such Registration request and its intention to comply therewith to each of the other Holders who are holders of Registrable Securities and, subject to
Section 2.2(c) below, OCC will include in such Registration all Registrable Securities of such Holders with respect to which OCC has received written requests for inclusion therein within 20 business days after the delivery of the Notice. All requests made pursuant to this Section 2.2(a) shall specify the aggregate number of Registrable Securities requested to be registered and shall also specify the intended methods of disposition thereof.

         (c) Subject to applicable laws, the expenses of each Demand Registration (including the fees and expenses of a total of one counsel for the Holders in accordance with Section 2.5(b) below) shall be borne by OCC. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least three months or such shorter period as will terminate when all Registrable Securities included therein have been sold in accordance with such Demand Registration.

         (d) If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, in the opinion of the Demanding Party) advise OCC in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having an adverse effect on the success of the offering (including, without limitation, an impact on the selling price or the number of OCC Shares that any participant may sell), OCC shall include in such Registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or the Demanding Party, as the case may be) can be sold without having an adverse effect on the success of the offering as


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follows: (i) first, the Registrable Securities requested to be included in such
Demand Registration by the Demanding Party, (ii) second, the Registrable Securities requested to be included in such Demand Registration by any other Holders pro rata among those requesting such Registration on the basis of the number of OCC Shares requested to be included, and (iii) third, shares to be issued and sold by OCC or shares held by persons other than the Holders and requested to be included in such Demand Registration.

         (e) If a Demand Registration is an underwritten offering, OCC shall select a managing underwriter or underwriters of recognized national standing reasonably acceptable to the Demanding Party to administer the offering.

         (f) Notwithstanding anything to the contrary contained herein, at any time a Holder shall request a Demand Registration pursuant to this Section 2.2, OCC may elect at that time to effect an underwritten primary registration if the Board of Directors of OCC believes that such primary registration would be in the best interests of OCC or if the managing underwriters for the requested Demand Registration advise OCC in writing that in their opinion in order to sell the Registrable Securities to be sold OCC should include its own securities. Promptly after receiving a written request for a Demand Registration, OCC shall notify the members of its Board of Directors (and the Board of Directors shall consider the issue as soon as practicable after receiving such request), and OCC shall meet with the managing underwriters, if any, and shall decide whether or not to effect an underwritten primary registration on behalf of OCC. If OCC elects to effect an underwritten primary registration after receiving a request for a Demand Registration, OCC shall give prompt written notice (and in any event within 45 days after receiving a written request for a Demand Registration) to all Holders holding Registrable Securities of its intention to effect such an underwritten primary registration and shall afford such Holders the right to participate in such registration pursuant to Section 2.1. In the event that OCC so elects to effect an underwritten primary registration after receiving a request for a Demand Registration, (i) such registration shall not count as a Demand Registration for purposes of this Section 2.2 and (ii) OCC shall have the sole discretion to designate the managing underwriter or underwriters to be used in connection with such registration.

         (g) If any Registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including, without limitation, any sale pursuant to Rule 144, or any successor provision under the Securities Act, of any Registrable Securities of the same type (other than as part of such underwritten public offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date that such managing underwriter and OCC shall agree (but not to exceed 180 days).

         Section 2.3       Registration Procedures.

         (a) With respect to any Registration under the Act, OCC shall, subject to Sections 2.1 and 2.2, as expeditiously as practicable:

                  (1) prepare and file with the Commission a Registration Statement relating to the applicable Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and use reasonable efforts to cause such Registration Statement to become effective;


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                  (2) use reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the applicable period; upon the occurrence of any event that would cause any such Registration Statement or any Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, OCC shall prepare and file promptly an appropriate amendment to such Registration Statement and supplement to the Prospectus, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or
         (B), use reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (3) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of at least three months or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (4) advise the managing underwriters, if any, and the selling Holders of Registrable Securities promptly and, if requested by such persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, OCC shall use reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (5) furnish to each of the Holders of Registrable Securities requesting inclusion in such Registration and each of the managing underwriters, if any, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference), and OCC will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Registrable Securities covered by such Registration


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         Statement or the managing underwriters, if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or managing underwriter, if any, shall be deemed to have reasonably objected to such filing only if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (6) make available at reasonable times for inspection by the selling Holders of Registrable Securities, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the managing underwriters, all financial and other records, pertinent corporate documents and properties of OCC and cause OCC's officers, directors and employees to supply all information reasonably requested by any such selling Holder, managing underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                  (7) if requested by any selling Holders of Registrable Securities or the managing underwriters, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and managing underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the amount of Registrable Securities being sold to such managing underwriters, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after OCC is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (8) furnish to each selling Holder of Registrable Securities and each of the managing underwriters, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein;

                  (9) deliver to each selling Holder of Registrable Securities and each of the managing underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons reasonably may request; OCC hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the managing underwriters, if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (10) (A) enter into customary agreements (including an underwriting agreement in customary form in the case of an underwritten offering), (B) make such representations and warranties to the selling Holders of Registrable Securities and underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings, (C) if applicable, provide for indemnity provisions substantially similar to those set forth in
         Section 2.6 of this Agreement or incorporate such provisions by reference, (D) upon the reasonable request of any Holder of Registerable Securities being registered or the managing underwriter, if any, use reasonable efforts to obtain a "comfort" letter, an opinion or opinions from counsel for OCC in customary form and a certificate of a principal financial or accounting officer of OCC, confirming, as of the date thereof, such representations, warranties and other matters as


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         the selling Holders or managing underwriters, if any, may reasonably request, and (E) cause management to participate in customary "roadshow" presentations;

                  (11) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities, the managing underwriters, if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or managing underwriters, if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that OCC shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (12) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the managing underwriters, if any, may request at least two business days prior to any sale of Registrable Securities made by such managing underwriters;

                  (13) if any fact or event contemplated by clause (4)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (14) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Registrable Securities;

                  (15) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) for the twelve-month period
         (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (B) if not sold to underwriters in such an offering, beginning with the first month of OCC's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (16) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by OCC are then listed if requested by the Holders of a majority in aggregate amount of Registrable Securities or the managing underwriters, if any; and


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                  (17) provide promptly to each Holder of Registrable Securities upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

         (b) OCC may require each selling Holder of Registrable Securities as to which any Registration is being effected to furnish to OCC such information regarding the proposed distribution of such securities as OCC may from time to time reasonably request in writing.

         (c) Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from OCC of the existence of any fact of the kind described in Section 2.3(a)(4)(D), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(13), or until it is advised in writing (the "Advice") by OCC that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in such Prospectus. If so directed by OCC, each Holder will deliver to OCC (at OCC's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event OCC shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2.3(a)(3) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(a)(4)(D) to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(13) or shall have received the Advice.

         Section 2.4 Restrictions on Sale of Common Stock. To the extent not inconsistent with applicable law and subject to Section 2.2(e), if requested by the managing underwriter or underwriters for any underwritten Registration, or by the holders of a majority of the Registrable Securities held by the Holders being registered in a Demand Registration that is not being underwritten, (i) OCC and the Holders will not effect any public sale or distribution of, or register, offer to sell, or otherwise transfer, any shares of Common Stock (or securities convertible into or exchangeable or exercisable for, or options to purchase, Common Stock) during the 9 business days prior to, and during the 90-day period (such period to be 120 days with respect to OCC) beginning on, the effective date of such Registration (provided, however, that this clause shall not limit the ability of any of the Holders to effect sales pursuant to Rule 144 under the Act or sales or other transfers that do not constitute a public sale or distribution.

         Section 2.5 Registration Expenses.

         (a) To the extent not inconsistent with applicable law, all expenses incident to OCC's performance of or compliance with this Agreement will be borne by OCC regardless of whether a Registration Statement becomes effective. Notwithstanding the foregoing or anything in this Agreement to the contrary, each of the Holders shall pay all underwriting discounts and commissions of any underwriters with respect to OCC Shares sold by it. OCC will, in any event, bear its expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by OCC.

         (b) In connection with any Registration Statement required by this Agreement, OCC will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement


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
for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of such Registrable Securities.

         Section 2.6 Indemnification.

         (a) OCC will indemnify and hold harmless each Holder, its affiliates and each person, if any, who controls such Holder or any of its affiliates within the meaning of either the Act or the Exchange Act (a "Controlling Person"), and the respective directors, officers, agents and employees of each such Holder, any Controlling Persons and such affiliates (each such entity or person, an "Indemnified Holder") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Holder for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Holder is a party (collectively, "Actions"), caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, including any amendments thereof and supplements thereto, or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omission or alleged omissions from, information relating to any of the Holders furnished in writing by or on behalf of such Holders expressly for use in such Registration Statement or Prospectus); provided, however, that OCC shall not be liable for any Liabilities or Expenses arising out of a untrue statement or alleged untrue statement made in any preliminary prospectus if (i) a copy of the Prospectuses (as then amended or supplemented) was not sent or given by or on behalf of the underwriter, if any, or Holder to the person asserting any such loss, claim, damage or liability, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities, (ii) copies of the Prospectuses were made available to such underwriter, if any, or Holder in compliance with Section 5(e) hereof 2.3(a)(13) and (iii) the Prospectuses (as then amended or supplemented) would have completely corrected such untrue statement or omission. OCC also agrees to reimburse each Indemnified Holder for all Expenses that are incurred in connection with enforcing such Indemnified Holder's rights under this Section 2.6.

         (b) Upon receipt by an Indemnified Holder of actual notice of an Action against such Indemnified Holder with respect to which indemnity may be sought under this Agreement, such Indemnified Holder shall promptly notify OCC in writing; provided that failure so to notify OCC shall not relieve OCC from any liability that OCC may have on account of this indemnity or otherwise, except to the extent OCC shall have been materially prejudiced by such failure. OCC may, at its option, assume the defense of any such Action, including the employment of counsel reasonably satisfactory to the Indemnified Holders. Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, unless: (i) OCC has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Holders or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Holder and OCC, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to OCC; provided that OCC shall not in such event be responsible hereunder for the reasonable fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. OCC shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, OCC will not, without the prior written consent of each Indemnified Holder, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution has been sought hereunder (whether or not any Indemnified Holder is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all Liabilities arising out of such Action for which such Indemnified Holder is entitled to indemnification hereunder.

         (c) Each selling Holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless OCC, its affiliates, its Controlling Persons, and the respective directors, officers, agents and employees of OCC, any Controlling Persons and such affiliates (each such entity or person, an "Indemnified Issuer") to the same extent as the foregoing indemnity from OCC to the Indemnified Holders, but only with respect to Liabilities and Expenses incurred in investigating, preparing, pursuing or defending Actions caused by, or arising out of or in connection with information relating to such holder furnished in writing by or on behalf of such holder expressly for use in the Registration Statement or Prospectus. In case any Action shall be brought against any Indemnified Issuer in respect of which indemnification may be sought against a selling Holder of Registrable Securities, such Holder shall have the rights and duties given to OCC and the Indemnified Issuer shall have the rights and duties given to each Indemnified Holder by paragraph (b) of this Section. In no event shall the liability of any selling Holder hereunder be greater than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (d) In the event that the indemnification provided for in the foregoing paragraphs (a) and (c) above is judicially determined to be unavailable to an indemnified party (other than in accordance with the terms of this Agreement), the indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified party in such proportion as is appropriate to reflect (i) the relative benefits to OCC, on the one hand, and to the selling holders on the other hand, from their sale of Common Stock pursuant to the Registration Statement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of OCC, on the one hand, and the selling holders, on the other hand, in connection with the statements or omissions to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations. In no event shall OCC be required to contribute less than the amount necessary to ensure that all selling holders, in the aggregate, are not liable for any Liabilities and Expenses in excess of the dollar amount of the proceeds received by such holders upon the sale of the Registrable Securities giving rise to such Liabilities and Expenses.

         OCC and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation (even if all holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If any term, provision, covenant or restriction contained in this Section 2.6 is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The reimbursement, indemnity and contribution obligations set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of this Agreement.

         Section 2.7 Rule 144. OCC agrees that at all times after it has filed a registration statement pursuant to the requirements of the Act relating to any class of its equity securities, it will file in a timely manner all reports required to be filed by it pursuant to the Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Shares pursuant to Rule 144 or Rule 144A. At any reasonable time and upon request of a Holder, OCC will furnish such Holder and others with such information as may be necessary to enable the Holder to effect sales of Common Stock pursuant to Rule 144 or Rule 144A under the Act and will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, OCC may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         Section 2.8 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to select the underwriter pursuant to Sections 2.1(c) and 2.2(e) above, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

         Section 2.9 Other Registration Rights. OCC has not granted and will not grant to any person (including the Holders) any demand registration rights with respect to the OCC Common Stock (or securities convertible into or exchangeable for, or options to purchase, OCC Common Stock) unless the applicable agreement pursuant to which such demand registration rights are granted provides (i) that no request for a demand registration may be made thereunder during the period commencing on the date of receipt by OCC of a written request for a Demand Registration pursuant to Section 2.2(b) hereof and ending 90 days after the date of effectiveness of the Registration Statement relating to such Demand Registration and (ii) for customary hold-back and cut-back provisions that are consistent with the provisions of this Agreement.

                                   ARTICLE III

                                OTHER PROVISIONS

         Section 3.1 Entire Agreement. Except as otherwise set forth herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings among parties with respect thereto.

         Section 3.2 No Inconsistent Agreements. OCC will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of OCC's securities under any agreement in effect on the date hereof.

         Section 3.3 No Partnership or Joint Venture. Nothing in this Agreement shall create a partnership or joint venture or any other relationship of a similar nature between the parties.

         Section 3.4 Costs. Except as otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement.

         Section 3.5 Governing Law and Arbitration THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         Section 3.6 Notices. All notices and other communications provided for or permitted hereunder shall be in writing duly signed by or on behalf of the party or parties giving it and shall be served by hand, first-class mail (registered or certified, return receipt requested), telex, telecopier, or professional courier:

                           (1) if to OCC, c/o On Command Video Corporation, 3301 Olcott Street, Santa Clara, California 95054, telecopy number
         (408) 496-0668, attention: Robert Snyder, President and Chief Executive Officer;

                           (2) if to Ascent, at Ascent Entertainment Group, One Tabor Center, 1200 Seventeenth Street, Suite 1000, Denver, Colorado, 80202 telecopy number (303) 595-0197, attention: Arthur M. Aaron, Vice President Business and Legal Affairs, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, telecopy number (212) 751-4864, attention: Roger H. Kimmel, Esq.;

                           (3) if to Gary Wilson Partners, at Gary Wilson Partners, 9665 Wilshire Boulevard, Suite 200, Beverly Hills, California 90212, telecopy number (310) 247-2701; and

                           (4) if to any other Holder, at such Holder's address as shown on OCC's stock register; or

in each case, at such other address or telecopy number as the person to whom notice is given may have previously furnished to the others in writing in the manner as set forth herein.

         All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when deposited in the mail, postage prepaid, if mailed; (iii) when answered back, if telexed; (iv) when receipt acknowledged, if telecopied; and (v) the next business day, if sent by overnight courier guaranteeing next day delivery.

         Section 3.7 Termination. This Agreement shall terminate upon the earlier of (i) 5:00 P.M., New York City time, on the seventh anniversary of the Effective Time; (ii) the closing of OCC's sale of all or substantially all of its assets or the acquisition of OCC by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of OCC's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary as a result of which the Stockholders collectively own less than a majority of the outstanding shares of OCC Common Stock or (iii) the first day on which there are no Registrable Securities outstanding.

         Section 3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and the remaining provisions of the Agreement shall be enforceable in accordance with it terms.

         Section 3.9 Amendments. This Agreement may not be amended or supplemented except by an instrument in writing signed by OCC and by Holders of a majority of the shares of Registrable

Securities; provided, that so long as Ascent shall own 20% or more of the outstanding Registrable Securities, any such amendment shall require the written consent of that party.

         Section 3.10 Captions. The table of contents, headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 3.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 3.12 Recapitalizations, Exchange, Etc. Affecting OCC's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital stock of OCC or any successor or assign of OCC (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalization and the like occurring after the date hereof.

         Section 3.13 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         Section 3.14 Calculation of Percentage Interests in Registrable Securities. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of Registrable Securities outstanding at the time such calculation is made.

         Section 3.15 No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 3.16 Inspection and Compliance with Law. Copies of this Agreement will be available for inspection or copying by any Holder at the offices of OCC through the Secretary of OCC. OCC shall take all reasonable action to insure that the provisions of New York law relating to agreements similar to this Agreement are promptly complied with.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                            ON COMMAND CORPORATION


                                            By:
                                               ---------------------------------
                                            Authorized Officer


                                            ASCENT ENTERTAINMENT, INC.


                                            By:
                                               ---------------------------------
                                            Authorized Officer


                                           GARY WILSON PARTNERS

                                           By:
                                               ---------------------------------
                                           Authorized Officer


                                           SPECTRAVISION CREDITORS' COMMITTEE


                                           By:
                                               ---------------------------------
                                           Authorized Representative





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